C O H E N & C O M P A N Y , L T D . 800.229.1099 | 866.818.4538 fax | cohencpa.com Registered with the Public Company Accounting Oversight Board CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM  We hereby consent to the incorporation by reference in this Registration Statement on Form N‐14 of our  report dated June 29, 2022, relating to the financial statements and financial highlights of Mirae Asset  Discovery Funds for the year ended April 30, 2022, and to the references to our firm under the headings  “Common  Questions  About  The  Proposed  Reorganizations”,  “Service  Providers”,  and  “Financial  Highlights” in the combined Proxy Statement/Prospectus and “Financial Statements” in the Statement of  Additional Information.  COHEN & COMPANY, LTD.   Cleveland, Ohio   December 14, 2022